CONSOLIDATED BALANCE SHEET
AT DECEMBER 30 OF 2002 AND 2001
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	TOTAL ASSETS	30,015,746	100	33,651,223	100

2	CURRENT ASSETS	9,122,558	30	8,546,454	25
3	CASH AND SHORT-TERM INVESTMENTS	2,231,051	7	1,087,086	3
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	2,046,953	7	1,760,703	5
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	1,035,881	3	1,034,677	3
6	INVENTORIES	3,808,673	13	3,424,309	10
7	OTHER CURRENT ASSETS	-	0	1,239,679	4
8	LONG-TERM	589,785	2	611,010	2
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	589,785	2	611,010	2
10	INVESTMENT IN SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	0	-	0
11	OTHER INVESTMENTS	-	0	-	0
12	PROPERTY, PLANT AND EQUIPMENT	18,490,869	62	19,407,441	58
13	PROPERTY	13,600,297	45	14,463,392	43
14	MACHINERY AND INDUSTRIAL EQUIPMENT (NET)	25,655,457	85	25,707,914	76
15	OTHER EQUIPMENT	-	0	-	0
16	ACCUMULATED DEPRECIATION	21,581,148	72	21,372,791	64
17	CONSTRUCTION IN PROGRESS	816,263	3	608,926	2
18	DEFERRED ASSETS (NET)	1,812,534	6	1,840,817	5
19	OTHER ASSETS	-	0	3,245,501	10

20	TOTAL LIABILITIES	21,417,938	100	23,940,783	100
21	CURRENT LIABILITIES	9,074,638	42	11,908,453	50
22	SUPPLIERS	2,295,281	11	2,567,945	11
23	BANK LOANS	4,553,466	21	6,003,034	25
24	STOCK MARKET LOANS	224,445	1	-	0
25	TAXES TO BE PAID	-	0	-	0
26	OTHER CURRENT LIABILITIES	2,001,446	9	3,337,474	14
27	LONG-TERM LIABILITIES	10,413,030	49	8,551,126	36
28	BANK LOANS	7,552,109	35	8,223,456	34
29	STOCK MARKET LOANS	2,860,921	13	327,670	1
30	OTHER LOANS	-	0	-	0
31	DEFERRED LOANS	550,332	3	1,412,318	6
32	OTHER LIABILITIES	1,379,938	6	2,068,886	9

33	CONSOLIDATED STOCK HOLDERS' EQUITY	8,597,808	100	9,710,440	100
34	MINORITY INTEREST	2,661,291	31	3,628,756	37
35	MAJORITY INTEREST	5,936,517	69	6,081,684	63
36	CONTRIBUTED CAPITAL	7,117,200	83	7,142,797	74
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	3
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	5,878,070	68	5,878,070	61
39	PREMIUM ON SALES OF SHARES	915,130	11	940,727	10
40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	-	0	-	0
41	CAPITAL INCREASE (DECREASE)	(1,180,683)	(14)	(1,061,113)	(11)
42	RETAINED EARNINGS AND CAPITAL RESERVE	17,641,609	205	16,769,564	173
43	REPURCHASE FUND OF SHARES	514,000	6	1,300,000	13
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(19,292,380)	(224)	(19,294,595)	(199)
45	NET INCOME FOR THE YEAR	(43,912)	(1)	163,918	2

CONSOLIDATED BALANCE SHEET
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
3	CASH AND SHORT-TERM INVESTMENTS	2,231,051	100	1,087,086	100
46	CASH	480,513	22	631,580	58
47	SHORT-TERM INVESTMENTS	1,750,538	78	455,506	42

18	DEFERRED ASSETS (NET)	1,812,534	100	1,840,817	100
48	AMORTIZED OR REDEEMED EXPENSES	1,064,919	59	1,116,377	61
49	GOODWILL	747,615	41	724,440	39
50	DEFERRED TAXES	-	0	-	0
51	OTHERS	-	0	-	0

21	CURRENT LIABILITIES	9,074,638	100	11,908,453	100
52	FOREIGN CURRENCY LIABILITIES	6,970,057	77	8,001,751	67
53	MEXICAN PESOS LIABILITIES	2,104,581	23	3,906,702	33

24	STOCK MARKET LOANS	224,445	100	-	100
54	COMMERCIAL PAPER	224,445	100	-	0
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	-	0	-	0
56	CURRENT MATURITIES OF BONDS	-	0	-	0

26	OTHER CURRENT LIABILITIES	2,001,446	100	3,337,474	100
57	OTHER CURRENT LIABILITIES WITH COST	-	0	-	0
58	OTHER CURRENT LIABILITIES WITHOUT COST	2,001,446	100	3,337,474	100

27	LONG-TERM LIABILITIES	10,413,030	100	8,551,126	100
59	FOREIGN CURRENCY LIABILITIES	5,434,623	52	8,099,567	95
60	MEXICAN PESOS LIABILITIES	4,978,407	48	451,559	5

29	STOCK MARKET LOANS	2,860,921	100	327,670	100
61	BONDS	2,860,921	100	327,670	100
62	MEDIUM TERM NOTES	-	0	-	0

30	OTHER LOANS	-	100	-	100
63	OTHER LOANS WITH COST	-	0	-	0
64	OTHER LOANS WITHOUT COST	-	0	-	0

31	DEFERRED LOANS	550,332	100	1,412,318	100
65	NEGATIVE GOODWILL	-	0	-	0
66	DEFERRED TAXES	550,332	100	1,412,318	100
67	OTHERS	-	0	-	0

32	OTHER LIABILITIES	1,379,938	100	2,068,886	100
68	RESERVES	1,250,910	91	1,132,827	55
69	OTHERS LIABILITIES	129,028	9	936,059	45

44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(19,292,380)	100	(19,294,595)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	0	-	0
71	INCOME FROM NON-MONETARY POSITION ASSETS	(19,292,380)	100	(19,294,595)	100

CONSOLIDATED BALANCE SHEET
OTHER CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
72	WORKING CAPITAL	47,920	(3,361,999)
73	PENSIONS FUND AND SENIORITY PREMIUMS	408,872	418,195
74	EXECUTIVES (*)	352	383
75	EMPLOYERS (*)	5,373	5,581
76	WORKERS (*)	21,097	21,216
77	CIRCULATION SHARES (*)	324,000,000	324,000,000
78	REPURCHASED SHARES (*)	24,674,020	24,674,020

(*) THESE CONCEPTS SHOULD BE EXPRESSED IN UNITS

CONSOLIDATED INCOME STATEMENT
FROM JANUARY THE 1ST TO DECEMBER 30 OF 2002 AND 2001
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	23,922,062	100	24,406,203	100
2	COST OF SALES	16,998,162	71	17,193,327	70
3	GROSS INCOME	6,923,900	29	7,212,876	30
4	OPERATING EXPENSES	4,937,691	21	4,897,994	20
5	OPERATING INCOME	1,986,209	8	2,314,882	9
6	TOTAL FINANCING COST	2,259,143	9	610,944	3
7	INCOME AFTER FINANCING COST	(272,934)	(1)	1,703,938	7
8	OTHER FINANCIAL OPERATIONS	415,979	2	826,107	3
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(688,913)	(3)	877,831	4
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(430,885)	(2)	431,805	2
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	(258,028)	(1)	446,026	2
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	0	9,446	0
13	CONSOLIDATED NET INCOME OF CONTINUOUS	(258,028)	(1)	455,472	2
14	INCOME OF DISCONTINUOUS OPERATIONS	(344,700)	(1)	(188,824)	(1)
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	86,672	0	644,296	3
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	0	-	0
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	0	-	0
18	NET CONSOLIDATED INCOME	86,672	0	644,296	3
19	NET INCOME OF MINORITY INTEREST	130,584		480,378
20	NET INCOME OF MAJORITY INTEREST	(43,912)		163,918

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	23,922,062	100	24,406,203	100
21	DOMESTIC	17,928,623	75	18,309,302	75
22	FOREIGN	5,993,439	25	6,096,901	25
23	TRANSLATED INTO DOLLARS (***)	585,946	2	588,949	2

6	TOTAL FINANCING COST	2,259,143	100	610,944	100
24	INTEREST PAID	1,628,902	72	1,875,874	307
25	EXCHANGE LOSSES	1,544,094	68	(578,357)	(95)
26	INTEREST EARNED	135,851	6	33,965	6
27	EXCHANGE PROFITS	-	0	-	0
28	GAIN DUE TO MONETARY POSITION	(778,002)	(34)	(652,608)	(107)

8	OTHER FINANCIAL OPERATIONS	415,979	100	826,107	100
29	OTHER NET EXPENSES (INCOME) NET	415,979	100	826,107	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	0	-	0
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	0	-	0

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(430,885)	100	431,805	100
32	INCOME TAX	399,383	(92)	279,629	65
33	DEFERRED INCOME TAX	(877,558)	203	56,660	13
34	WORKERS' PROFIT SHARING	45,915	(11)	47,590	11
35	DEFERRED WORKERS' PROFIT SHARING	1,375	0	47,926	11

CONSOLIDATED INCOME STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
36	TOTAL SALES	28,128,413	28,510,773
37	NET INCOME OF THE YEAR	-	-
38	NET SALES (**)	23,922,062	24,406,203
39	OPERATION INCOME (**)	1,985,208	2,314,882
40	NET INCOME OF MAJORITY INTEREST (**)	(43,912)	163,918
41	NET CONSOLIDATED INCOME (**)	86,672	644,296

(**) THE RESTATED INFORMATION ON THE LAST TWELVE MONTHS SHOULD BE USED

CONSOLIDATED CASH FLOW STATEMENT
FROM JANUARY THE 1ST TO DECEMBER 30 OF 2002 AND 2001
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
1	CONSOLIDATED NET INCOME	86,672	644,296
2	+(-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING CASH	1,178,745	2,794,079
3	CASH FLOW FROM NET INCOME OF THE YEAR	1,265,417	3,438,375
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(780,327)	762,014
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	485,090	4,200,389
6	CASH FLOW FROM EXTERNAL FINANCING	587,173	(1,944,868)
7	CASH FLOW FROM INTERNAL FINANCING	(319,153)	(528,017)
8	CASH FLOW GENERATED (USED) BY FINANCING	268,020	(2,472,885)
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	390,855	(1,490,044)
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	1,143,965	237,460
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	1,087,086	849,626
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	2,231,051	1,087,086

CONSOLIDATED CASH FLOW STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
2	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE	1,178,745	2,794,079
13	DEPRECIATION AND AMORTIZATION FOR THE YEAR	1,907,579	1,929,991
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	186,992	210,523
15	+ (-) NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	+ (-) NET LOSS (PROFIT) IN ASSETS AND LIABILITIES ACTUALIZATION	-	-
17	+ (-) OTHER ITEMS	(915,826)	653,565

4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(780,327)	762,014
18	+ (-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	(302,721)	354,957
19	+ (-) DECREASE (INCREASE) IN INVENTORIES	(534,223)	(805)
20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	161,822	388,146
21	+ (-) INCREASE (DECREASE) IN SUPPLIER ACCOUNT	(272,289)	578,528
22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	167,084	(558,812)

6	CASH FLOW FROM EXTERNAL FINANCING	587,173	(1,944,868)
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	5,495,242	4,293,293
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	3,855,165	6,233,378
25	+ DIVIDEND RECEIVED	-	-
26	+ OTHER FINANCING	(42,099)	(223,974)
27	(-) BANK FINANCING AMORTIZATION	(8,721,135)	(12,247,565)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-

7	CASH FLOW FROM INTERNAL FINANCING	(319,153)	(528,017)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	6,569	106,778
31	(-) DIVIDENDS PAID	(349,491)	(454,467)
32	+ PREMIUM ON SALE OF SHARES	23,769	(180,328)
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	-

9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	390,855	(1,490,044)
34	+ (-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(1,017,862)	(848,126)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHER PERMANENT INVESTMENTS	(5,719)	(164,142)
38	+ SALE OF TANGIBLE FIXED ASSETS	140,010	133,110
39	+ (-) OTHER ITEMS	1,274,426	(610,886)

RATIOS
CONSOLIDATED

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
	YIELD
1	NET INCOME TO NET SALES	0.36%		2.64%
2	NET INCOME TO STOCK HOLDERS' EQUITY (**)	(0.01)%		0.03%
3	NET INCOME TO TOTAL ASSETS (**)	0.29%		1.91%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	0.00%		0.00%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	897.64%		101.29%

	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.80	times	0.73	times
7	NET SALES TO FIXED ASSETS (**)	1.29	times	1.26	times
8	INVENTORIES ROTATION (**)	4.46	times	5.02	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	27	days	23	days
10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	10.72%		12.89%

	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	71.36%		71.14%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.49	times	2.47	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	57.92%		67.25%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	56.31%		44.06%
15	OPERATING INCOME TO INTEREST PAID	1.22	times	1.23	times
16	NET SALES TO TOTAL LIABILITIES (**)	1.12	times	1.02	times

	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	1.01	times	0.72	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.59	times	0.43	times
19	CURRENTS ASSETS TO TOTAL LIABILITIES	0.43	times	0.36	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	24.59%		9.13%

	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	11.22%		14.09%
22	CASH FLOW FROM CHANGES IN WORKING CAPITAL TO NET SALES	(3.26)%		3.12%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	1.17	times	2.24	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	219.08%		78.65%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	(119.08)%		21.35%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED (USED) IN INVESTMENT ACTIVITIES	99.09%		56.92%

(**) IN THESE RATIOS FOR THE DATA TAKE INTO CONSIDERATION THE LAST TWELVE MONTHS

DATA PER SHARE

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount		Amount
1	BASIC PROFIT PER ORDINARY SHARE (**)	(0.16)		0.57
2	BASIC PROFIT PER PREFERENT SHARE (**)	-		-
3	DILUTED PROFIT PER ORDINARY SHARE (**)	-		-
4	CONTINUOUS OPERATING PROFIT PER COMMON SHARE(**)	(0.94)		1.59
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	(1.25)		(0.66)
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	-		-
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	-		-
8	CARRYING VALUE PER SHARE	18.32		18.77
9	CASH DIVIDEND ACCUMULATED PER SHARE	0.25		1.00
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.44	times	0.39	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	(50.31)	times	12.85	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times

(**) TO CALCULATE THE DATA PER SHARE USE THE NET INCOME FOR THE LAST TWELVE MONTHS

FINANCIAL STATEMENTS NOTES

c17: INCLUDES MAINLY DEFERRED TAXES FOR $(847,883) IN 2002 AND $104,825 IN 2001, WRITE-OFF AND LOSS FROM SALE OF ASSETS FOR $409,022 IN 2002 AND $375,315 IN 2001, (PROFIT) LOSS IN SALE OF SUBSIDIARIES AND/OR ASSOCIATED COMPANIES FOR $(528,131) IN 2002 AND $123,945 IN 2001.

s07: REPRESENTS CURRENT ASSETS OF DISCOUNTED OPERATIONS IN 2001.

s19: REPRESENTS NONCURRENT ASSETS OF DISCOUNTED OPERATIONS IN 2001.

s26: INCLUDES CURRENT LIABILITIES OF DICONTINUED OPERATIONS FOR $1,640,930 IN 2001.

s32: INCLUDES NONCURRENT LIABILITIES OF DISCOUNTED OPERATIONS FOR $839,910 IN 2001

c20: INCLUDES THE CHANGE IN ASSETS AND LIABILITIES OF DISCONTINUED OPERATIONS FOR $166,118 IN 2002 AND $199,361 IN 2001.

c26: REPRESENTS FINANCING ACTIVITIES FOR DISCONTINUED OPERATIONS.

c37: REPRESENTS INVESTMENT ACTIVITIES FROM DISCONTINUED OPERATIONS.

c39: INCLUDES SALE AND INVESTMENT IN SUBSIDIARIES AND ASSOCIATED COMPANIES.

r08: INCLUDES WRITE-OFF AN LOSS FROM FOR SALE OF FIXED ASSETS FOR $(409,022) IN 2002 AND $(375,315) IN 2001, RESTRUCTURING CHARGES FOR $(93,781) IN 2002 AND $(302,201) IN 2001, GROSS PROFIT (LOSS) IN SALE OF COMPANIES $65,131 IN 2002 AND $(123,782) IN 2001.

SHARE OWNERSHIP

COMPANY NAME	MAIN ACTIVITIES	NUMBER OF SHARES	OWNERSHIP	TOTAL AMOUNT (Thousands of Pesos)

SUBSIDIARIES

				ACQUISITION COST	PRESENT VALUE
VITRO ENVASES NORTEAMERICA, S.A.DE CV	ENVASES DE VIDRIO	759,561,828	100.00	759,562	759,562
PLASTICOS BOSCO, S.A. DE C.V.	ARTICULOS DE PLASTICO	28,416,542	100.00	28,417	28,417
ENVASES CUAUTITLAN, S.A. DE C.V.	FAB. VTA. DE ENVASES DE PLASTICOS	40,364,003	100.00	66,444	66,444
VITROPLAN, S.A. DE C.V.	SUB-TENEDORA	31,830,500	65.00	31,830	31,830
VITRO CORPORATIVO, S.A. DE C.V.	PRESTACION DE SERVICIOS	741,955,515	100.00	741,956	741,956
VITROCRISA HOLDING, S.A. DE C.V.	SUB-TENEDORA	94,937,160	51.00	94,937	94,937
AEROVITRO, S.A. DE C.V.	PRESTACION DE SERVICIOS AEREOS	71,524,627	100.00	79,467	79,467
VITRO AMERICAN NATIONAL CAN, S.A	FAB. DE LATAS DE ALUMINIO	105,672,290	50.00	105,672	105,672
SERVICIOS LEGALES Y VALORES, S.A. DE C.V.	PRESTACION DE SERVICIOS	63,200	100.00	55	55
FOMENTO INMOBILIARIO Y DE LA CONSTRUCCION, S.A.	INMOBILIARIA	470,997,088	100.00	470,997	470,997
INMOBILIARIA DE LA SUERTE, S.A DE C.V.	ARRENDADORA DE INMUEBLES	34,999	100.00	42	42
FABRICACION DE CUBIERTOS, S.A. DE C.V.	FAB. DE CUBIERTOS	30,412,485	100.00	30,412	30,412
CRISA LIBBEY S.A. DE C.V.	COMERCIALIZADORA	25,500	51.00	26	26
SERVICIOS Y OPERACIONES FINAN. VITRO,S.A.DE C.V.	PRESTACION DE SERVICIOS	345,459,243	100.00	345,459	345,459
INVERSIONES MOZA, S.A.DE C.V.	SUB-TENEDORA	25,321,041	100.00	25,321	25,321
MANUFACTURAS,ENSAMBLES Y FUND. S.A. DE C.V.	BIENES DE CAPITAL Y HERRAMIENTAS	118,763,806	100.00	118,764	118,764
VITRO H2O DE MEXICO, S- DE R.L.	ARTICULOS PARA TRATAMIENTO DE AGUA	2,244,018	51.00	2,244	2,244

TOTAL INVESTMENT IN SUBSIDIARIES				2,901,605	2,901,605

PROPERTY, PLANT AND EQUIPMENT
(Thousands of Pesos)

CONCEPT	ACQUISITION COST	ACCUMMULATED DEPRECIATION	CARRYING VALUE	REVALUATION	DEPRECIATION ON REVALUATION	CARRYING VALUE + REV - DEP
DEPRECIATION ASSETS
PROPERTY	1,263,481	227,934	1,035,547	8,947,267	4,659,028	5,323,786
MACHINERY	8,725,897	4,573,813	4,152,084	16,929,560	12,120,373	8,961,271
TRANSPORT EQUIPMENT	0	0	0	0	0	0
OFFICE EQUIPMENT	0	0	0	0	0	0
COMPUTER EQUIPMENT	0	0	0	0	0	0
OTHER	0	0	0	0	0	0
DEPRECIABLES TOTAL	9,989,378	4,801,747	5,187,631	25,876,827	16,779,401	14,285,057

NOT DEPRECIATION ASSETS
GROUNDS	631,414	0	631,414	2,758,135	0	3,389,549
CONSTRUCTIONS IN PROCESS	816,263	0	816,263	0	0	816,263
OTHER	0	0	0	0	0	0
NOT DEPRECIABLES TOTAL	1,447,677	0	1,447,677	2,758,135	0	4,205,812

TOTAL	11,437,055	4,801,747	6,635,308	28,634,962	16,779,401	18,490,869

CREDITS BREAKDOWN
(Thousands of Pesos)

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
BANKS
FOREIGN TRADE
HSBC BANK	8/21/2006	4.00	-	-	-	62,636	62,636	62,636	46,977	-
CITIBANK N.A.	8/21/2006	4.00	-	-	-	93,954	93,954	93,954	70,465	-
BANCOMEXT	8/21/2006	4.00	-	-	-	104,393	104,393	104,393	78,295	-
ABN AMRO BANK, N.V.	8/21/2006	4.00	-	-	-	62,636	62,636	62,636	46,977	-
BANCO NACIONAL DE MEXICO, S.A.	8/21/2006	4.00	-	-	-	62,636	62,636	62,636	46,977	-
BANK OF MONTREAL	8/21/2006	4.00	-	-	-	41,757	41,757	41,757	31,318	-
BANCA NAZIONALE DE LAVORO	8/21/2006	4.00	-	-	-	20,879	20,879	20,879	15,659	-
CHASE BANK OF TEXAS	8/21/2006	4.00	-	-	-	20,879	20,879	20,879	15,659	-
CREDIT SUISSE FIRST BOSTON	8/21/2006	4.00	-	-	-	20,879	20,879	20,879	15,659	-
HYPO VEREISBANK	3/13/2003	2.29	-	-	7,318	-	-	-	-	-
HYPO VEREISBANK	5/30/2008	3.22	-	-	-	7,600	7,600	7,600	7,600	13,143
COMERICA BANK	7/15/2003	3.67	-	-	-	53,935	-	-	-	-
CALIFORNIA COMMERCE BANK	12/5/2003	4.67	-	-	-	313,179	-	-	-	-
COMERICA BANK	2/28/2004	3.36	-	-	-	41,757	20,879	-	-	-
BANCO BOGOTA	11/1/2003	14.04	-	-	-	23,447	-	-	-	-
HYPO VEREISBANK	7/25/2007	2.53	-	-	-	1,121	1,121	1,121	1,121	1,121
BANCOMEXT	9/25/2007	3.76	-	-	-	-	-	-	-	156,590
BANCO NACIONAL DE MEXICO, S.A.	8/31/2004	3.97	-	-	-	-	313,179	-	-	-
CITIBANK N.A.	6/29/2005	4.41	-	-	-	68,899	68,899	34,450	-	-
BANK OF MONTREAL	6/5/2004	3.81	-	-	-	62,636	41,757	-	-	-
COMERICA BANK	6/5/2004	3.81	-	-	-	62,636	41,757	-	-	-
EXPORT DEVELOPMENT CO.	6/5/2004	3.81	-	-	-	31,318	20,879	-	-	-
HYPO VEREISBANK	12/27/2004	7.13	-	-	-	2,411	2,411	-	-	-

UNSECURED DEBT
CITIBANK N.A.	4/3/2003	3.91	-	-	26,098	-	-	-	-	-
CITIBANK N.A.	5/12/2003	3.65	-	-	31,318	-	-	-	-	-
CITIBANK N.A.	6/3/2003	3.70	-	-	10,439	-	-	-	-	-
CITIBANK N.A.	6/13/2003	3.67	-	-	10,126	-	-	-	-	-
CITIBANK N.A.	3/17/2003	4.07	-	-	5,220	-	-	-	-	-
BBVA BANCOMER	3/3/2003	4.05	-	-	10,439	-	-	-	-	-
BBVA BANCOMER	2/10/2003	3.99	-	-	41,757	-	-	-	-	-
CITIBANK N.A.	6/13/2003	3.68	-	-	26,098	-	-	-	-	-
CITIBANK N.A.	2/10/2003	3.97	-	-	26,098	-	-	-	-	-
COMERICA BANK	1/13/2003	3.17	-	-	20,879	-	-	-	-	-
COMERICA BANK	1/6/2003	3.52	-	-	10,439	-	-	-	-	-
BBVA BANCOMER	1/7/2003	3.53	-	-	52,197	-	-	-	-	-
INVERLAT	2/4/2003	3.93	-	-	62,062	-	-	-	-	-
INBURSA	1/8/2003	8.25	-	-	41,757	-	-	-	-	-
CITIBANK N.A.	1/13/2003	4.05	-	-	31,318	-	-	-	-	-
CITIBANK N.A.	2/19/2003	4.01	-	-	41,757	-	-	-	-	-
CITIBANK N.A.	5/23/2003	3.71	-	-	26,098	-	-	-	-	-
CITIBANK N.A.	6/3/2003	3.70	-	-	41,757	-	-	-	-	-
CITIBANK N.A.	6/16/2003	3.67	-	-	41,757	-	-	-	-	-
CITIBANK N.A.	6/13/2003	3.67	-	-	46,977	-	-	-	-	-
CITIBANK N.A.	4/23/2003	4.09	-	-	36,538	-	-	-	-	-
CITIBANK N.A.	2/14/2003	4.02	-	-	20,879	-	-	-	-	-
CITIBANK N.A.	1/13/2003	4.05	-	-	31,318	-	-	-	-	-
BBVA BANCOMER	4/4/2003	3.92	-	-	31,318	-	-	-	-	-
CITIBANK N.A.	3/17/2003	4.07	-	-	15,659	-	-	-	-	-
BANCO NACIONAL DE MEXICO, S.A.	20/3/2003	4.06	-	-	5,220	-	-	-	-	-
CITIBANK N.A.	1/10/2003	3.59	-	-	57,155	-	-	-	-	-
SCOTIABANK	3/1/2003	3.57	-	-	125	-	-	-	-	-
SCOTIABANK	10/1/2003	3.67	-	-	26,359	-	-	-	-	-
CITIBANK N.A.	2/10/2004	3.97	-	-	-	-	52,197	-	-	-
CITIBANK N.A.	2/27/2005	3.96	-	-	-	-	18,269	23,488	-	-
CITIBANK N.A.	5/9/2003	3.65	-	-	9,395	-	-	-	-	-
CITIBANK N.A.	5/28/2003	3.72	-	-	15,659	-	-	-	-	-
CITIBANK N.A.	2/4/2006	3.70	-	-	-	-	-	86,124	18,269	-
CITIBANK N.A.	3/5/2006	4.00	-	-	-	-	-	-	104,393	-
CITIBANK N.A.	2/3/2007	3.91	-	-	2,610	-	-	-	-	28,708
CITIBANK N.A.	2/4/2007	3.69	-	-	-	-	-	-	28,708	86,124
BBVA BANCOMER	4/3/2003	3.62	-	-	41,757	-	-	-	-	-
BBVA BANCOMER	2/26/2004	3.78	-	-	-	-	46,977	-	-	-
BBVA BANCOMER	2/22/2004	3.70	-	-	-	-	5,220	41,757	-	-
BBVA BANCOMER	2/13/2006	3.91	-	-	-	-	-	-	52,197	-
BBVA BANCOMER	8/26/2005	3.65	-	-	-	-	-	62,636	-	-
CITIBANK N.A.	1/21/2003	4.08	-	-	104,393	-	-	-	-	-
CITIBANK N.A.	6/6/2003	3.70	-	-	208,786	-	-	-	-	-
CITIBANK N.A.	1/17/2003	4.17	-	-	57,416	-	-	-	-	-
CITIBANK N.A.	2/11/2003	3.66	-	-	93,954	-	-	-	-	-
BANORTE	1/21/2003	4.27	-	-	52,197	-	-	-	-	-
COMERICA BANK	1/28/2004	3.85	-	-	-	-	433,231	-	-	-
COMERICA BANK	1/28/2004	3.85	-	-	-	-	506,306	-	-	-
BNC	8/30/2003	3.15	-	-	3,654	-	-	-	-	-
ATLANTICO - BCP	1/1/2003	3.90	-	-	4,165	-	-	-	-	-
BNU	10/10/2003	2.90	-	-	1,566	-	-	-	-	-
BES	2/1/2003	3.90	-	-	1,044	-	-	-	-	-
BPI	2/25/2003	3.90	-	-	3,132	-	-	-	-	-
ATLANTICO - BCP	3/5/2003	3.40	-	-	251	-	-	-	-	-
LIVRANZA ATLANTICO	2/28/2003	4.25	-	-	3,654	-	-	-	-	-
LIVRANZA ATLANTICO	1/1/2003	4.25	-	-	6,134	-	-	-	-	-
BPI	1/24/2003	4.50	-	-	2,036	-	-	-	-	-
BANCO POPULAR ESPANOL	6/14/2003	4.60	-	-	13,738	-	-	-	-	-
BANCO BOGOTA	9/27/2003	20.00	-	-	6,671	-	-	-	-	-
BBVA BANCOMER	4/14/2003	3.90	-	-	31,318	-	-	-	-	-
BBVA BANCOMER	3/19/2003	3.96	-	-	52,197	-	-	-	-	-
CITIBANK N.A.	1/16/2003	4.16	-	-	34,450	-	-	-	-	-
BANORTE	5/23/2003	3.96	-	-	56,999	-	-	-	-	-
CITIBANK N.A.	2/14/2003	4.00	-	-	20,879	-	-	-	-	-
BBVA BANCOMER	4/9/2003	3.91	-	-	20,879	-	-	-	-	-
BBVA BANCOMER	1/30/2003	3.90	-	-	5,220	-	-	-	-	-
BBVA BANCOMER	4/9/2003	3.91	-	-	10,439	-	-	-	-	-
BBVA BANCOMER	1/30/2003	3.90	-	-	5,220	-	-	-	-	-
CITIBANK N.A.	1/28/2003	4.28	-	-	469,769	-	-	-	-	-
CITIBANK N.A.	2/4/2003	4.12	-	-	130,491	-	-	-	-	-
IXE	1/7/2003	3.75	-	-	41,757	-	-	-	-	-
INBURSA	1/8/2003	8.25	-	-	62,636	-	-	-	-	-
INBURSA	1/17/2003	8.25	-	-	104,393	-	-	-	-	-
INBURSA	1/21/2003	8.25	-	-	104,393	-	-	-	-	-

WITH WARRANTY
SANTANDER-SERFIN	1/23/2003	7.13	-	-	-	2,265	-	-	-	-
SANTANDER-SERFIN	1/31/2006	8.75	21,515	46,611	-	-	-	-	-	-
SANTANDER-SERFIN	1/31/2006	8.75	11,588	25,096	-	-	-	-	-	-
HSBC BANK	11/22/2003	11.05	70,500	-	-	-	-	-	-	-
SCOTIABANK	2/1/2005	7.57	-	-	-	30,014	25,587	111,426	-	-
BANCO NACIONAL DE MEXICO, S.A.	9/4/2006	4.07	-	-	-	5,220	5,220	5,220	5,220	-
BANCO NACIONAL DE MEXICO, S.A.	9/4/2006	4.07	-	-	-	20,879	20,879	20,879	20,879	-
BANCO NACIONAL DE MEXICO, S.A.	9/4/2006	4.07	-	-	-	48,052	48,052	48,052	48,052	-
BANCO NACIONAL DE MEXICO, S.A.	9/4/2006	4.07	-	-	-	6,963	6,963	6,963	6,963	-
CONACYD	10/13/2005	3.39	5,512	11,045	-	-	-	-	-	-
BANK OF AMERICA	11/30/2003	5.87	-	-	-	65,340	-	-	-	-
BANK OF AMERICA	11/30/2003	4.57	-	-	-	52,197	-	-	-	-
BANK OF AMERICA	11/30/2003	4.38	-	-	-	41,757	-	-	-	-
BANK OF AMERICA	11/30/2003	4.57	-	-	-	52,197	-	-	-	-
BANK OF AMERICA	11/30/2003	4.55	-	-	-	51,197	-	-	-	-
BANCO ESPIRITU SANTO	9/15/2010	3.90	-	-	-	-	15,534	2,380	8,080	4,050
BANCO PASTOR	2/28/2008	5.25	-	-	-	12,809	12,809	12,809	12,809	38,490
SANTANDER-SERFIN	1/31/2006	8.75	15,168	37,237	-	-	-	-	-	-
HSBC BANK	2/6/2003	4.61	-	-	260,983	-	-	-	-	-
PUBLICO	5/15/2007	11.38	-	1,997,496	-	-	-	-	-	418,549
CREDIT SUISSE FIRST BOSTON	4/30/2009	11.50	-	-	-	-	-	-	-	843,652
TOTAL BANKS			124,283	2,117,486	2,880,710	1,548,474	2,206,371	955,552	682,275	1,590,427

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
LISTED IN THE MEXICAN STOCK EXCHANGE
UNSECURED DEBT
PUBLICO	3/11/2003	7.00	-	-	62,636	-	-	-	-	-
PUBLICO	3/6/2003	9.38	-	-	41,757	-	-	-	-	-
PUBLICO	3/6/2003	9.38	-	-	15,659	-	-	-	-	-
PUBLICO	6/13/2003	7.09	-	-	104,393	-	-	-	-	-
PUBLICO	10/12/2004	9.35	-	154,180	-	-	-	-	-	-
PUBLICO	10/12/2006	9.48	-	454,119	-	-	-	-	-	-
PUBLICO	6/7/2006	8.58	-	582,622	-	-	-	-	-	-
PUBLICO	10/2/2008	12.17	-	360,000	-	-	-	-	-	-
PUBLICO	12/22/2008	11.06	-	1,000,000	-	-	-	-	-	-
OBSA	2/26/2004	8.43	-	310,000	-	-	-	-	-	-
TOTAL STOCK EXCHANGE			-	2,860,921	224,445	-	-	-	-	-

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
SUPPLIERS
PEMEX GAS Y PETROQUIMICA BASICA			59,744	-	-	-	-	-	-	-
EMPAQUES DE CARTON TITAN, S.A. DE C.V.			41,758	-	-	-	-	-	-	-
COMISION FEDERAL DE ELECTRICIDAD			36,416	-	-	-	-	-	-	-
PRAXAIR MEXICO, S.A. DE C.V.			33,010	-	-	-	-	-	-	-
MATERIAS PRIMAS MONTERREY, S.DE R.L. DE			26,172	-	-	-	-	-	-	-
RHI-REFMEX, S.A. DE C.V.			25,044	-	-	-	-	-	-	-
GAS INDUSTRIAL DE MONTERREY, S.A.			23,628	-	-	-	-	-	-	-
LUZ Y FUERZA DEL CENTRO			23,295	-	-	-	-	-	-	-
INGENIERIA EN EMPAQUE ARVISA, SA DE CV			21,186	-	-	-	-	-	-	-
MATERIAS PRIMAS DE LAMPAZOS , S.DE R.L.			20,599	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.			20,377	-	-	-	-	-	-	-
O. ENRIQUE HINOJOSA PENA AGENTE ADUANAL			18,758	-	-	-	-	-	-	-
EDS DE MEXICO, S. A. DE C. V			17,336	-	-	-	-	-	-	-
IBM DE MEXICO, COM. Y SERVICIOS, S. A.			16,865	-	-	-	-	-	-	-
RTS EMPAQUES S. DE RL. DE C.V.			12,265	-	-	-	-	-	-	-
FERROSUR, S.A. DE C.V.			11,854	-	-	-	-	-	-	-
DOW QUIMICA MEXICANA, S.A. DE C.V.			11,781	-	-	-	-	-	-	-
INTERGLASS, S. A. DE C. V.			10,960	-	-	-	-	-	-	-
PEGI S.A. DE C.V.			8,763	-	-	-	-	-	-	-
DESPACHOS ADUANALES GARZA BENAVIDES, S.C			8,470	-	-	-	-	-	-	-
TALLER MECANICO INDUSTRIAL AVILES, S.A.			8,287	-	-	-	-	-	-	-
FABRICAS MONTERREY, S.A. DE C.V.			7,376	-	-	-	-	-	-	-
AMERICAN NATURAL SODA ASH CORPORATION			-	-	99,061	-	-	-	-	-
PILKINGTON BROTHER LTD			-	-	50,177	-	-	-	-	-
ARCO ALUMINUM, INC.			-	-	45,638	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE MEXICO, S.A DE			-	-	45,448	-	-	-	-	-
ALCAN ALUMINUM CORPORATION			-	-	43,871	-	-	-	-	-
SOLUTIA, INC.			-	-	37,841	-	-	-	-	-
UNION PACIFIC RAILROAD CO.			-	-	29,978	-	-	-	-	-
ENRON CAPITAL & TRADE RESOURCES CORP.			-	-	26,502	-	-	-	-	-
MONOFRAX INC.			-	-	17,866	-	-	-	-	-
PHILLIPS 66 COMPANY			-	-	12,320	-	-	-	-	-
OWENS BROCKWAY GLASS CONTAINER, INC.			-	-	10,588	-	-	-	-	-
SEPR			-	-	10,081	-	-	-	-	-
RECTICEL N.A. INC.			-	-	9,907	-	-	-	-	-
REXAM BEVERAGE CAN AMERICAS			-	-	9,894	-	-	-	-	-
ATOFINA CHEMICALS, INC.			-	-	9,243	-	-	-	-	-
CAPALUX INC			-	-	7,838	-	-	-	-	-
AFG INDUSTRIES INC.			-	-	7,067	-	-	-	-	-
OTHER			766,389	-	591,628	-	-	-	-	-
TOTAL SUPPLIERS			1,230,333	-	1,064,948	-	-	-	-	-

OTHER LIABILITIES			-	-	-	-	-	-	-	-
OTHER CURRENT LIABILITIES AND OTHER CREDITS			749,965	-	1,251,481	-	-	-	-	-

TOTAL			2,104,581	4,978,407	5,420,584	1,549,473	2,206,371	955,551	682,274	1,589,427

TRADE BALANCE AND MONETARY POSITION IN FOREIGN EXCHANGE
(Thousands of Pesos)

	DOLLARS (1)		OTHER CURRENCIES		TOTAL
TRADE BALANCE	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF PESOS

1. INCOME
EXPORTS	585,946	5,993,431	-	-	5,993,431
OTHER	-	-	-	-	-
TOTAL	585,946	5,993,431	-	-	5,993,431

2. EXPEDITURE
IMPORT (RAW MATERIALS)	178,311	1,781,810	-	-	1,781,810
INVESTMENTS	11,852	118,553	-	-	118,553
OTHER	139,501	1,387,857	-	-	1,387,857
TOTAL	329,664	3,288,220	-	-	3,288,220

NET BALANCE	256,282	2,705,211	-	-	2,705,211

FOREIGN MONETARY POSITION

TOTAL ASSETS	1,171,085	12,225,311	-	-	12,225,311
LIABILITIES POSITION	1,213,605	12,669,187	-	-	12,669,187
SHORT TERM LIABILITIES POSITION	656,477	6,853,156	-	-	6,853,156
LONG TERM LIABILITIES POSITION	557,128	5,816,031	-	-	5,816,031

NET BALANCE	(42,520)	(443,876)	-	-	(443,876)

INTEGRATION AND INCOME CALCULATION BY MONETARY POSITION
(Thousands of Pesos)

MONTH	MONETARY ASSETS	MONETARY LIABILITIES	(ASSET) LIABILITIES MONETARY POSITION	MONTHLY INFLATION	MONTHLY (PROFIT) AND LOSS
JANUARY	4,569,015	19,945,458	15,376,443	1.04	159,706
FEBRUARY	4,624,451	19,716,015	15,091,563	(0.01)	(2,212)
MARCH	4,443,657	19,286,589	14,842,932	0.33	49,242
APRIL	4,540,051	19,312,905	14,772,853	0.68	100,943
MAY	6,598,122	21,528,821	14,930,699	0.06	8,302
JUNE	5,171,769	20,283,070	15,111,301	0.37	56,412
JULY	5,606,748	20,896,053	15,289,305	(0.25)	(38,148)
AUGUST	5,022,536	17,338,166	12,315,630	0.53	65,021
SEPTEMBER	5,009,935	17,430,124	12,420,190	0.68	84,327
OCTOBER	5,104,586	17,606,565	12,501,979	0.52	65,398
NOVEMBER	5,075,642	17,650,619	12,574,977	1.10	138,204
DECEMBER	4,997,659	17,521,880	12,524,221	0.73	90,806
ACTUALIZATION	-	-	-	-	-
CAPITALIZATION	-	-	-	-	-
FOREIGN CORP.	-	-	-	-	-
OTHER	-	-	-	-	-
TOTAL					778,002

INTEGRATION OF THE PAID SOCIAL CAPITAL STOCK
CHARACTERISTICS OF THE SHARES

			NUMBER OF SHARES				CAPITAL STOCK (Thousands of Pesos)
SERIES	NOMINAL VALUE	VALID COUPON	PORTION	PORTION	MEXICAN	SUBSCRIPTION	FIXED	VARIABLE
A		62	324,000,000		324,000,000		324,000

TOTAL			324,000,000		324,000,000		324,000	-

CPO'S: 1 TO 1
ADR'S: 3 TO 1